                                                                       EXHIBIT D

                   LISTING OF GENCORP INC. SUBSIDIARIES(1)(3)

                                                                STATE OR
                                                             JURISDICTION OF   PERCENTAGE OF VOTING
                                                              INCORPORATION        OWNERSHIP(2)
                                                             ---------------   --------------------
Aerojet Fine Chemicals LLC(2)..............................  Delaware          100.
Aerojet-General Corporation(2)(4)..........................  Ohio              100.
Aerojet Australia (SA) Pty, Ltd............................  Australia         100.
Aerojet International Inc..................................  California        100.
Aerojet Investments Ltd....................................  California        100.
Aerojet Ordnance Tennessee, Inc............................  Tennessee         100.
Chemical Construction Corporation -- Inactive..............  Delaware          100.
Cordova Chemical Company -- Inactive.......................  California        100.
Cordova Chemical Company of Michigan -- Inactive...........  Michigan          100.
GT & MC, Inc. -- Inactive..................................  Delaware          100.
General Applied Science Laboratories, Inc. -- Inactive.....  New York          100.
PJD, Inc. -- Inactive......................................  Delaware          100.
TKD, Inc. -- Inactive......................................  California        100
GDX Automotive Inc.(2).....................................  Delaware          100.
GDX Automotive (Pribor) s.r.o..............................  Czech Republic    100.
GDX Automotive BV..........................................  Netherlands       100
GDX Automotive SL..........................................  Spain             100
GDX Automotive Iberica SA..................................  Spain             100.
GDX Automotive SAS(2)......................................  France            100.
Slic Corvol SAS(5).........................................  France            100.
Slic Gruchet SA(5).........................................  France            100.
Snappon SA(5)..............................................  France            100.
GDX LLC(2).................................................  Delaware          100.
Genco Insurance Limited(2).................................  Bermuda           100.
Gen II Services, Inc.(2)...................................  Ohio              100.
Gen III Services, Inc.(2)..................................  Ohio              100.
GenCorp Argentina S.A. -- Inactive(2)......................  Argentina          80.
GenCorp Canada, Inc.(2)....................................  Canada            100.
GenCorp Beteiligungs GmbH..................................  Germany           100.
Henniges Elastomer-und Kunstofftechnick Verwaltungs GmbH...  Germany           100.
Henniges Elastomer-und Kunstofftechnik GmbH & Co. KG.......  Germany           100.
Henniges Elastomer Ireland GmbH............................  Germany           100.
GDX Automotive Verwaltungs GmbH............................  Germany           100.
GDX Automotive Technical Center GmbH.......................  Germany           100.
GDX Automotive Beteiligungs GmbH...........................  Germany           100.
GDX Automotive GmbH & Co KG................................  Germany           100
GDX Automotive Mtech GmbH..................................  Germany           100.
GDX Automotive Technical Center GmbH & Co. KG..............  Germany           100.
GDX Automotive International GmbH..........................  Germany           100.
Beijing Wanyuan GDX Automotive Sealing Products Co. Ltd....  China              60.
GenCorp Export Corporation(2)..............................  Virgin Islands    100.
GenCorp Investment Management, Inc.(2).....................  Ohio              100.
GenCorp Overseas Inc.(2)...................................  Ohio              100.

                                                                STATE OR
                                                             JURISDICTION OF   PERCENTAGE OF VOTING
                                                              INCORPORATION        OWNERSHIP(2)
                                                             ---------------   --------------------
GenCorp Property Inc.(2)...................................  California        100.
LNR Capital s.r.o.(2)......................................  Czech Republic    100.
Penn Athletic Products Company -- Inactive(2)..............  Ohio              100.
Penn International Inc.(2).................................  Ohio              100.
GenCorp GmbH...............................................  Germany           100.
Penn Nominal Holdings Inc.(2)..............................  Ohio              100.
RKO General, Inc.(2).......................................  Delaware          100.
RKO Hotel Group, Inc. -- Inactive(2).......................  Delaware          100.

---------------

(1) Listing of GenCorp Inc. subsidiaries is as of November 30, 2001 and includes all significant and insignificant subsidiaries.

(2) Subsidiary is a direct subsidiary of GenCorp Inc. All other listed subsidiaries are indirect subsidiaries of GenCorp Inc.

(3) GenCorp Inc. conducts business using the names GenCorp and GDX Automotive.

(4) Aerojet -- General Corporation conducts business using the names Aerojet Propulsion Division and GenCorp Aerojet.

(5) Slic Corvol SAS, Slic Gruchet SA and Snappon SA conduct business using the name GDX Automotive.

                                        2